EXHIBIT 10.3

Strategic Cooperation Agreement (English Translation)

between

Guangzhou University

and

Guangzhou Donggao New Material Co., Ltd.

Party A: Guangzhou University

Party B: Guangzhou Donggao New Material Co., Ltd.

February 2018

Clauses of the Agreement

Guangzhou University (hereinafter referred to as Party A) is a comprehensive university based on the consolidation of Guangzhou Normal College, South China Construction College (West Campus), Guangzhou Education College, original Guangzhou University and Guangzhou Specialized Normal College in 2000 with the approval of the Ministry of Education. The history of the university may be traced back to Private Guangzhou University (founded in 1927) during the reign of the Republic of China. The university has a large scale and a wide variety of disciplines and has 22,900 full-time undergraduates and 2,750 PhD candidates and postgraduate students. Currently it has 70 bachelor majors, covering philosophy, law, education, literature, history, science, engineering, economics, management and arts, and has 26 schools. It has 3 doctoral programs for Level I disciplines, nearly 20 settable doctoral programs for Level II disciplines, 6 postdoctoral scientific research stations, 27 master programs for Level I disciplines and over 150 settable master programs for Level II disciplines; in addition, it has 5 professional master programs covering 27 fields (directions), including Master of Education, Master of Engineering, Master of Physical Education, Master of Fine Arts and Master of International Chinese Education.

Guangzhou Donggao New Material Co., Ltd. (hereinafter referred to as Party B) is a technically innovative enterprise established in January 2018 and dedicated to the recycling and intelligent manufacture of renewable resources in China. Centering on headquarters economy, engaging external technical cooperation, OEM and merger and acquisition through headquarters marketing and asset-light operation and using the mode of equipment investment lease, the company has realized regional coverage and expansion in the industry. The founding team consists of Mr. Zhong Yue, senior engineers in architectural wall materials and technicians in green recycling economy.

Donggao owns 22 core patented technologies and has maintained cooperation relations with Guangdong Provincial Academy of Building Research and the Research Institute of Advanced Engineering Technology under Wuhan University of Technology, which has provided powerful support for the company's research and development.

Under the principles of mutual benefit, joint development, cooperation and win-win, both parties agree to form strategic partnership after friendly negotiation.

Article 1 Cooperation Tenet

Through close cooperation, both parties will make full use of their respective advantages and establish long-term and stable strategic partnership characterized by mutual benefit, win-win and joint development.

Article 2 Cooperation Principle

(1)	This Strategic Cooperation Agreement is not exclusive and both parties' specific cooperation mode is to be further agreed and defined according to the cooperation project.

(2)	The technical results and intellectual property rights (patents, copyrights and proprietary technologies) that are formed in the course of both parties' cooperation and are proprietary to the cooperation project shall be co-owned by both parties if there is no specific agreement in this respect.

(3)	Both parties shall, under the principle of friendly negotiation, handle any opinion or difference that may occur during cooperation.

1

Article 3 Cooperation Scope and Field

(1)	Both parties will use architectural waste residues to jointly research and develop core-filled wall mortised concrete blocks and improve the heat retaining property of architectural walls so as to conduce to recycling economy, energy conservation and emission reduction and promote the enterprise's development toward an innovative enterprise.

(2)	Both parties will jointly conduct special cooperation in undertaking scientific research projects and applying for project rewards and patents of scientific research results at the levels of the State, Guangdong Province, Guangzhou City and relevant departments and bureaux.

(3)	Party A will, according to Party B's needs, work with Party B's technicians to solve the technical difficulty of products in market application.

Article 4 Confidentiality Clause

(1)	In a specific cooperation project, the receiving party shall not use any document, drawing and relevant information provided to it by the other party for any purpose beyond both parties' cooperation scope or provide the same to any third party without the providing party's permission.

(2)	The proprietary documents, materials and research results formed during both parties' cooperation shall be co-owned by both parties if there is no specific agreement in this respect and shall not be transferred to any third party without the other party's permission.

Article 5 Effectiveness of the Agreement

This Agreement shall take effect after signature and sealing by both parties.

Article 6 Miscellaneous

(1)	With respect to matters not covered herein, both parties may supplement relevant information in due time according to needs.

(2)	This Strategic Cooperation Agreement is made in four counterparts; each party holds two counterparts and all the counterparts have the same legal force.

2

Signature Page (This page is for signature only)

Party A: Guangzhou University (Contract Seal)

Legal Representative (or Authorized Agent):

May 20, 2018

Address: 230 Waihuan West Road, University Town, Guangzhou City

Contact Person: Gan Wei

Tel: 13602853004	Fax: 020-39366575

E-mail: 13602853004@163.com	Postcode: 510006

Party B: Guangzhou Donggao New Material Co., Ltd. (Contract Seal):

Legal Representative (or Authorized Agent):

May 20, 2018

Address: Room 516, 436 Dongjiao North Road, Liwan District, Guangzhou City

Contact Person: Pan Qiantao

Tel: 18676298431	Fax: 0760-88362996

E-mail: 494464059@qq.com	Postcode: 528400

3